SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement           [ ]  Confidential, For Use of the
[X]  Definitive Proxy Statement                 Commission Only (as permitted
[ ]  Definitive Additional Materials            by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                              Meritage Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
2)   Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
4)   Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
5)   Total fee paid:

--------------------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1)   Amount previously paid:
                                ------------------------------------------
    2)   Form, Schedule or Registration Statement No.:
                                                      --------------------
    3)   Filing Party:
                      ----------------------------------------------------
    4)   Date Filed:
                    ------------------------------------------------------

                          [MERITAGE CORPORTATION LOGO]

                           NOTICE AND PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                          DATE: WEDNESDAY, MAY 10, 2000
                                 TIME: 9:00 A.M.
                          LOCATION: THE UNIVERSITY CLUB
                              13350 DALLAS PARKWAY
                               DALLAS, TEXAS 75240

To Our Stockholders:

     The Management of Meritage Corporation cordially invites you to attend our 2000 Annual Meeting of Stockholders for the following purposes:

     1.   To elect three Class I directors to hold office for a two-year term;

     2. To approve an amendment to our 1997 Stock Option Plan that will increase the total number of shares authorized for issuance from 475,000 to 775,000, and the number of shares that may be issued to any one person under the plan from 50,000 to 100,000. This amendment will also authorize the full Board of non-employee Directors to administer the plan;

     3. To transact any other business that may properly come before the meeting.

     Only stockholders of record at the close of business on March 31, 2000 are entitled to vote at the annual meeting. A copy of our 1999 Annual Report to Stockholders, which includes audited financial statements, is enclosed.


                                        By Order of the Board of Directors

                                        /s/ Larry W. Seay

Scottsdale, Arizona                     Larry W. Seay
March 31, 2000                          Secretary


                             YOUR VOTE IS IMPORTANT.
          PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY. A POSTAGE PAID
             ENVELOPE IS PROVIDED FOR MAILING IN THE UNITED STATES.

                              MERITAGE CORPORATION
                           6613 NORTH SCOTTSDALE ROAD
                                    SUITE 200
                            SCOTTSDALE, ARIZONA 85250

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------

     This Proxy Statement is furnished to you in connection with the solicitation of proxies to be used in voting at our Annual Meeting of Stockholders on May 10, 2000. THE MERITAGE BOARD OF DIRECTORS IS SOLICITING THIS PROXY. The proxy materials relating to the annual meeting were mailed on or about April 5, 2000 to stockholders of record at the close of business on March 31, 2000 (the "record date"). You may revoke your proxy at any time before it is exercised by attending the annual meeting and voting in person, duly executing and delivering a proxy bearing a later date, or sending written notice of revocation to the Corporate Secretary at the above address.

     We will bear the entire cost of proxy solicitation, including charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding common stock. We may solicit proxies through the mail, by personal interview or telephone.

                          VOTING SECURITIES OUTSTANDING

     As of the record date, there were 5,326,129 shares of Meritage common stock outstanding. Each share is entitled to one vote on each proposal at the annual meeting. Only holders of record of common stock at the close of business on the record date will be permitted to vote at the meeting, either in person or by valid proxy. Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining a quorum, but as unvoted for purposes of determining the approval of any matter.

     The following information should be reviewed along with the audited consolidated financial statements, notes to consolidated financial statements, independent auditors' reports and other information included in our 1999 Annual Report that was mailed to you along with this Proxy Statement.

                              ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

     Our Board of Directors has seven members. The directors are divided into two classes serving staggered two-year terms. This year our Class I directors are up for election. The Board has nominated Steven J. Hilton, William W. Cleverly and Raymond Oppel, who are incumbent Class I Directors, for re-election. Alan Hamberlin, a current Class I Director, will not stand for re-election.

     All nominees have consented to serve as directors. The Board of Directors has no reason to believe that any of the nominees should be unable to act as a director. However, if a nominee becomes unable to serve or if a vacancy should occur before election, the Board may either reduce its size or designate a substitute nominee. If a substitute nominee is named, the proxies will vote for the election of the substitute.

     The affirmative vote of a majority of the shares of common stock present at the annual meeting, in person or by proxy, and entitled to vote is required to elect directors. Unless you tell us on the proxy card to vote differently, we will vote your signed retuned proxies FOR the Board's nominees.

       THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THESE NOMINEES.

                        DIRECTOR AND OFFICER INFORMATION

     JOHN R. LANDON has served as co-chairman and co-chief executive officer (or co-managing director) since April 1998 and served as our chief operating officer and co-chief executive officer from the combination of Legacy Homes and Meritage in July 1997 to April 1998. Mr. Landon founded Legacy Homes in 1987 and as its president, managed all aspects of the company's business. Mr. Landon is a member of the National Association of Homebuilders and the Dallas Home and Apartment Builders' Association.

     STEVEN J. HILTON has served as co-chairman and co-chief executive officer (or co-managing director) since April 1998 and served as our president and co-chief executive officer from December 31, 1996 to April 1998. In 1985, Mr. Hilton co-founded Monterey Homes, which merged with Homeplex Mortgage Investment Co., the Company's predecessor, and was its treasurer, secretary and director until December 31, 1996. Mr. Hilton is a member of the Central Arizona Homebuilders' Association, the National Homebuilders' Association, the National Board of Realtors and the Scottsdale Board of Realtors.

     WILLIAM W. CLEVERLY has served as a director since December 31, 1996. He served as co-chairman and co-chief executive officer (or co-managing director) from April 1998 to March 1999, and as chairman of the board and co-chief executive officer from December 31, 1996 to April 1998. Mr. Cleverly co-founded Monterey Homes in 1985, and was its president and director until December 31, 1996. Mr. Cleverly is the chief executive officer of Inca Capital, and a member of the Central Arizona Homebuilders' Association and the National Homebuilders' Association.

     ALAN D. HAMBERLIN has served as a director since the Company's inception in 1988, as chief executive officer of the Company from 1988 until December 31, 1996 and as chairman of the board of directors from 1990 to December 31, 1996. He was also the Company's president from 1988 until 1995. Mr. Hamberlin has been president of Courtland Homes, Inc., a Phoenix, Arizona residential homebuilder, since 1983. Mr. Hamberlin is also a director of American Southwest Financial Corporation, American Southwest Finance Co., American Southwest Affiliated Companies and of American Southwest Holdings, Inc.

     RAYMOND OPPEL has served as a director since December 1997. In 1982, he co-founded and became chairman and chief executive officer of the Oppel Jenkins Group, a regional homebuilder in Texas and New Mexico, which was sold to the public homebuilder Kaufman & Broad, Inc. in 1995. Mr. Oppel has served as president of the Texas Panhandle Builder's Association and is a licensed real estate broker. Mr. Oppel currently is active as a private investor in real estate development, banking and a new automobile dealership.

     ROBERT G. SARVER has served as a director since December 1996, and has been the chairman and chief executive officer of California Bank and Trust since 1998. From 1995 to 1998, he served as chairman of Grossmont Bank. Mr. Sarver is currently a director of Skywest Airlines and Zion's Bancorporation, a publicly held bank holding company. In 1990, Mr. Sarver co-founded and currently serves as the executive director of Southwest Value Partners and Affiliates, a real estate investment company. In 1984, Mr. Sarver founded National Bank of Arizona, Inc. and was its President until its acquisition by Zion's Bancorporation in 1994.

     C. TIMOTHY WHITE has served as a director since December 1996, and served as a director of Monterey Homes from February 1995 until December 1996. Since 1989, Mr. White has been an attorney with the law firm of Tiffany & Bosco, P.A. in Phoenix, Arizona, which provides legal services to Meritage.

     LARRY W. SEAY has served as chief financial officer and vice president-finance since December 31, 1996, and has also served as our secretary and treasurer since 1997. Mr. Seay was chief financial officer and vice president-finance of Monterey Homes from April 1996 to December 31, 1996. From 1990 to 1996, Mr. Seay served as vice president/treasurer of UDC Homes, Inc. In May 1995, UDC filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code and emerged from reorganization proceedings in November 1995. Mr. Seay is a certified public accountant and a member of the American Institute of Certified Public Accountants.

     RICHARD T. MORGAN has served as vice president since April 1998 and also served as chief financial officer of our Texas division since July 1997. Mr. Morgan joined Legacy Homes in 1989 as controller, and was appointed Legacy's chief financial officer in 1997.

              STOCK OWNED BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT

         The following table summarizes, as of March 31, 2000, the number and percentage of outstanding shares of our common stock beneficially owned by the following:

     * each person or group management knows to beneficially own more than 5% of such stock;
     *    all Meritage directors and nominees for director;
     * all executive officers named in the compensation summary under "Executive Compensation";
     *    all Meritage directors and executive officers as a group.

     The address for our directors and executive officers is c/o Meritage Corporation, 6613 North Scottsdale Road, Suite 200, Scottsdale, Arizona 85250. The number of shares includes shares of common stock owned of record by such person's minor children and spouse and by other related individuals and entities over whose shares of common stock such person has custody, voting control or the power of disposition.

                                                                                    RIGHT TO
                                                                       NUMBER       ACQUIRE      TOTAL     PERCENT OF
    NAME OF                                                           OF SHARES    BY MAY 31,  BENEFICIAL  OUTSTANDING
BENEFICIAL OWNER    AGE            POSITION WITH COMPANY                OWNED         2000       SHARES     SHARES(1)
----------------    ---            ---------------------                -----         ----       ------     ---------
John R. Landon       42   Class II Director, Co-Chairman and Co-CEO    666,667(2)    102,111     768,778      14.2%

Steven J. Hilton     38   Class I Director, Co-Chairman and Co-CEO     705,601       172,667     878,268      16.0%

William W. Cleverly  43               Class I Director                 708,934       166,667     875,601      15.9%

Alan D. Hamberlin    51               Class I Director                  53,009(3)    320,226     373,235       6.6%

Robert G. Sarver     38      Class II Director, Audit Committee        170,700(4)      7,500     178,200       3.3%

C. Timothy White     39               Class II Director                  3,316         7,500      10,816        *

Ray Oppel            43       Class I Director, Audit Committee         15,000         7,500      22,500        *

Larry W. Seay        44   Chief Financial Officer, Vice President-       3,700         7,000      10,700        *
                              Finance, Secretary and Treasurer

Richard T. Morgan    44                Vice President                    3,500         7,000      10,500        *

All directors and
 executive officers as
 a group (9 persons)                                                 2,330,427       798,171   3,128,598      51.1%

Wellington Management Co., LLP  75 State Street, Boston MA, 02109      304,000(5)         --     304,000       5.7%

* Represents less than 1%.

(1) The percentages shown include the shares of common stock actually owned as of March 31, 2000, and the shares which the person or group had the right to acquire within 60 days of that date. In calculating the percentage of ownership, all shares of common stock which the identified person had the right to acquire within 60 days of March 31, 2000 upon exercise of options, are considered as outstanding for computing the percentage of the shares owned by that person or group, but are not considered as outstanding for computing the percentage of the shares of stock owned by any other person.
(2) All 666,667 shares are owned with Eleanor Landon, spouse, as tenants-in-common.
(3) Mr. Hamberlin indirectly beneficially owns 12,633 shares through a partnership.
(4) Mr. Sarver beneficially owns 1,500 shares through his spouse and 500 shares through a minor child.
(5) Based on Schedule 13G, filed with the SEC on February 9, 2000. Wellington Management Company, LLP ("WMC") has shared voting power with respect to 268,000 shares and shared dispositive power with respect to 304,000 shares. The shares as to which the Schedule 13G is filed by WMC, in its capacity as an investment advisor, are owned by clients of WMC who have the right to receive or the power to direct the dividends from or proceeds of such shares. The Schedule 13G also states that none of WMC's clients are known to have such right or power with respect to more than 5% of our common stock.

              MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

     THE BOARD OF DIRECTORS met six times in 1999. Each director attended at least 75% of his Board and committee meetings.

     THE AUDIT COMMITTEE recommends appointment of our independent auditors, reviews our financial statements and considers other matters in relation to the external audit of financial affairs to promote accurate and timely reporting. The audit committee consists of Mr. Oppel and Mr. Sarver, both non-employee directors, and met four times during 1999

     OTHER COMMITTEES. We do not maintain a compensation committee, a standing nominating committee or other committee performing similar functions. The entire Board performs those duties.

                              DIRECTOR COMPENSATION

     Non-employee directors received an annual retainer of $12,000 in 1999, except Mr. Cleverly. Mr. Cleverly was a Meritage employee during the first part of 1999, and therefore received a retainer only for the period he was not employed by us, which amounted to $8,000. Non-employee directors receive no additional compensation for attending Board or committee meetings. In 1997 and 1999, each non-employee director was granted options to acquire 5,000 shares of our common stock as additional consideration for their services. The options vest in equal 2,500 share increments on each of the first two anniversary dates of the date of grant and have an exercise price equal to the closing price of the stock on the grant date.

                             EXECUTIVE COMPENSATION

     The following table summarizes the compensation we paid in 1999, 1998, and 1997 to our co-chief executive officers and other most highly compensated executive officers

                         1999 SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM
                                                                       COMPENSATION
                                                  ANNUAL COMPENSATION     AWARDS
                                                  -------------------   ----------    ALL OTHER
       NAME AND PRINCIPAL POSITION         YEAR    SALARY     BONUS     OPTIONS(#)   COMPENSATION
       ---------------------------         ----   --------   --------   ----------   ------------
John R. Landon - Co-Chairman and Co-       1999   $375,000   $200,000     30,000        $26,004
  Chief Executive Officer                  1998    210,000    200,000         --         22,183
                                           1997    200,000    200,000    166,667         11,700

Steven J. Hilton - Co-Chairman and Co-     1999    375,000    200,000     30,000         33,212
  Chief Executive Officer                  1998    210,000    200,000         --         30,438
                                           1997    200,000    200,000         --         31,905

William W. Cleverly - Director*            1999     55,125    200,000         --          8,764
                                           1998    210,000    200,000         --         35,108
                                           1997    200,000    200,000         --         31,905

Larry W. Seay - Chief Financial Officer,   1999    150,000     95,937     20,000         12,611
  Vice President-Finance, Secretary and    1998    120,726     90,000         --          9,884
  Treasurer                                1997    113,750     85,000     12,500          6,575

Richard T. Morgan - Vice President         1999    110,833     60,000     10,000          1,237
                                           1998     97,167     54,000         --          1,272
                                           1997     89,500     35,000     10,000          1,200

* For the fiscal years ended December 31, 1997 and 1998 Mr. Cleverly served as a co-chief executive officer or co-managing director. He resigned as an officer in March 1999 and his separation agreement is described herein under the "Board of Director's Report on Executive Compensation."

                               1999 OPTION GRANTS

     The following table lists stock options granted in 1999 to the officers named in the Summary Compensation Table. The amounts shown as potential realizable values rely on arbitrarily assumed share price appreciation rates prescribed by the SEC over the seven-year term of the options. In assessing those values, please note that the ultimate value of the options depends on actual future share values and do not necessarily reflect management's assessment of our future stock price performance. The potential realizable values are not intended to indicate the value of the options.

                                   INDIVIDUAL GRANTS
                   ------------------------------------------------
                                PERCENTAGE                           POTENTIAL REALIZABLE VALUE AT
                                 OF TOTAL                            ASSUMED ANNUAL RATES OF STOCK
                     SHARES       OPTIONS                                 PRICE APPRECIATION
                   UNDERLYING   GRANTED TO   EXERCISE OR                   FOR OPTION TERM
                     OPTIONS     EMPLOYEES   BASE PRICE  EXPIRATION  ------------------------------
      NAME         GRANTED(#)     IN 1999     ($/SHARE)     DATE       0%       5%         10%
      ----         ----------     -------     ---------     ----     -------   --------    --------
John R. Landon       30,000         11%        $15.68      1/12/06        --   $131,135    $362,677
Steven J. Hilton     30,000         11%        $15.68      1/12/06        --    131,135     362,677
Larry W. Seay        20,000          8%        $14.25      1/12/06        --    116,024     270,384
Richard T. Morgan    15,000          6%        $14.25      1/12/06        --     87,018     202,788

This table excludes options granted to Mr. Cleverly in 1999, which were forfeited upon his resignation effective March 18, 1999.

AGGREGATED OPTION EXERCISES IN 1999 AND OPTION VALUES AT END OF FISCAL YEAR 1999

     The following table lists the number of shares acquired and the value realized as a result of options exercised during 1999 for the listed officers. The table contains values for "in the money" options, which are those with a positive spread between the exercise price and the December 31, 1999 share price of $10.875. The values are the difference between the year-end price per share and the exercise price per share, multiplied by the number of applicable shares in the money. These values have not been and may never be realized. The options may never be exercised, and the value, if any, will depend on the share price on the exercise date.

                                                 NUMBER OF UNEXERCISED     VALUE OF UNEXERCISED IN-THE-
                                                    OPTIONS AT FISCAL        MONEY OPTIONS AT FISCAL
                        SHARES                        YEAR END(#)                  YEAR END($)
                      ACQUIRED ON    VALUE    ---------------------------  ---------------------------
      NAME            EXERCISE(#)   REALIZED  EXERCISABLE   UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
      ----            -----------   --------  -----------   -------------  -----------   -------------
John R. Landon            --            --      102,111        94,556        $540,624      $396,878
Steven J. Hilton          --            --      172,667        24,000         937,502            --
William W. Cleverly       --            --      166,667            --         937,502            --
Larry W. Seay          3,700      $ 24,994        7,000        21,500          10,510        21,020
Richard T. Morgan         --            --        7,000        18,000           9,500        14,250

              BOARD OF DIRECTORS' REPORT ON EXECUTIVE COMPENSATION

     OVERVIEW AND PHILOSOPHY. Our compensation program for executive officers primarily consists of base salary, annual bonus and long-term incentives in the form of stock option grants. Executives also participate in various other benefit plans generally available to all company employees, including a medical and 401(k) plan.

     Our philosophy is to pay base salaries that enable us to attract, motivate and retain highly qualified executives. The annual bonus program is designed to reward performance based on financial results. Stock option grants are intended to provide substantial rewards to executives if stockholders benefit from stock price appreciation, and no reward if the stock price does not appreciate.

     CONTRACTUAL COMPENSATION ARRANGEMENTS. Our two co-chairmen, Steven J. Hilton and John R. Landon, both serve as chief executive officers. Mr. Hilton and Mr. Landon have employment agreements with us, which provide for a base salary, stock options and bonuses based on company performance.

     Our prior Board of Directors negotiated an employment agreement and a related stock option agreement with Mr. Hilton effective December 31, 1996, in connection with the merger of Monterey Homes, an Arizona-based homebuilding business, into the Company. Mr. Hilton was a shareholder of Monterey Homes before the merger. The employment agreement and stock option agreement were integral factors in Mr. Hilton's decision to proceed with the merger and assume management of Meritage. Mr. Hilton's compensation package is more fully described under "Employment Agreements."

     In July 1997, we combined with Legacy Homes, a Texas based homebuilding business owned by John and Eleanor Landon. In connection with the combination, we negotiated an employment agreement and related stock option agreement with Mr. Landon, under which Mr. Landon was appointed chief operating officer and co-chief executive officer and was granted stock options. Mr. Landon's agreement also included provisions for us to pay him additional consideration not to exceed $15 million, based on our earnings. Additional consideration was approximately $2.8 million in 1997 and $7.0 million in 1998, and was paid subsequent to each year-end. Our Board of Directors removed the contingent nature of the remaining $5.2 million in 1999, which was paid to Mr. Landon in January 2000. The successful negotiation of the employment agreement and other related agreements was an integral part of Mr. Landon's decision to combine Legacy Homes with the Company and become part of our management team. Mr. Landon's compensation package is more fully described under "Employment Agreements."

     William Cleverly, a shareholder of Monterey Homes before the merger, resigned as a managing director effective March 18, 1999. Mr. Cleverly continues to serve on our Board of Directors and as a consultant to us. In connection with Mr. Cleverly's resignation, Meritage and Mr. Cleverly entered into a separation and consulting agreement. Under this agreement, we purchased Mr. Cleverly's employment agreement (which is described below under "Employment Agreements") for $656,375, an amount equal to his salary through the end of his employment term and his pro-rated bonus through March 31, 1999. Mr. Cleverly remained entitled to the contingent stock he was granted in connection with the merger of Monterey Homes with the Company in 1996 and to the stock options he was granted under his 1996 stock option agreement, which contains terms identical to Mr. Hilton's stock option agreement. The separation is deemed a termination without cause under Mr. Cleverly's employment agreement.

     For three years from the effective date of the separation agreement, Mr. Cleverly will consult on our new product development and other areas agreed upon by the parties. Mr. Cleverly will not be required to spend more than 25 hours per month in his capacity as our consultant. The separation agreement contains a non-compete provision that prohibits Mr. Cleverly from competing with us for three years following the effective date, subject to various exceptions. In consideration for Mr. Cleverly's agreement not to compete, he will be paid a total of $285,000 in quarterly installments of $23,750. As of December 31, 1999, we have paid Mr. Cleverly $71,250 of this amount.

     For five years from the effective date of the separation agreement, Mr. Cleverly will be nominated for election to our Board of Directors, so long as he owns at least 275,000 shares of our stock or unless he has committed any act that constitutes "cause" as defined in his previous employment agreement.

     In connection with the separation agreement, both Mr. Cleverly and Meritage released the other party from any liabilities or obligations either party had or may have against such party in the future, subject to certain exceptions.

     STOCK OPTION PLAN. In 1997, the Board of Directors and our stockholders approved the adoption of the Meritage Corporation Stock Option Plan. The plan authorizes grants of incentive stock options and non-qualified stock options to executives, directors and consultants as selected by the Board. Subject to stockholder approval of Proposal No. 2, the total number of shares of common stock available for awards under the plan is 775,000, and the maximum number of shares of common stock that can be issued to any one person under the plan is 100,000 shares. A summary of the plan is included under Proposal No. 2.

     The Board believes the plan promotes success and enhances our value, as it ties the personal interests of the participants to those of our stockholders, and provides the participants with an incentive for outstanding performance. The Board of Directors has the exclusive authority to administer the plan, including the power to determine the eligibility, the types of awards to be granted, the timing of the awards and the exercise price of awards.

     OTHER OPTIONS. In connection with their employment agreements, Messrs. Hilton and Landon were each granted options to purchase 166,667 shares of our common stock. These options vest over three-years. In 1994, the Internal Revenue Code was amended to add a limitation on the tax deduction a publicly held company may take on compensation aggregating more than $1 million for selected executives in any given year. The law and related regulation are subject to many qualifications and exceptions. Gains realized on non-qualified stock options, or incentive stock options that are subject to a "disqualifying disposition," are subject to new tax limitations unless they meet certain requirements. To date, we have not been subject to the deductibility limitation and have generally structured our equity-based compensation to comply with the performance-based compensation exception to the limitation.

     Mr. Hilton's stock options granted in connection with the merger were an integral part of his employment agreement and as an inducement for him to consummate the merger. Mr. Landon's stock options were granted in connection with the combination as an integral part of Mr. Landon's employment agreement and as an inducement for him to proceed with the transaction. None of the stock options granted to Messrs. Hilton or Landon satisfy the exceptions to the non-deductibility of tax or $1 million threshold described above. Accordingly, if as a result of substantial appreciation in our common stock and the exercise of substantial option holdings, Messrs. Hilton or Landon's compensation were to exceed $1 million in a given year, the excess may not be deductible. The compensation element of an option does not result in a charge to earnings on our financial statements.

                              EMPLOYMENT AGREEMENTS

     We have employment agreements with Steven J. Hilton and John R. Landon that provide for terms through December 31, 2001 and June 30, 2001, respectively. Both agreements provide for an initial base salary of $200,000 per year (increasing by 5% of the prior year's base salary per year) and an annual bonus based on a percentage of consolidated net income, as determined by the Board of Directors. Mr. Hilton and Mr. Landon serve as our co-chairmen and co-chief executive officers.

     Under both agreements, if employment is terminated:

          * voluntarily or for cause, or with respect to Mr. Landon, voluntarily without good reason, we have no further obligation to pay the officers' salary or bonus;
          * without cause, or with respect to Mr. Landon, voluntarily for good reason, we are obligated to pay the officer his then current base salary through the term of his agreement;
          * due to death or permanent disability, we are obligated to pay the officer his then current salary for six months after termination, plus a pro rated bonus.

     "Cause" under both the Hilton and Landon agreements is defined to mean an act or acts of dishonesty constituting a felony and resulting or intended to result directly or indirectly in substantial personal gain or enrichment at our expense. "Cause" under the Landon agreement also includes willful disregard of the employee's primary duties to the Company. "Good Reason" under the Landon agreement is defined to include:

          * assignment of duties inconsistent with the scope of the duties associated with Mr. Landon's titles or positions or which would require Mr. Landon to relocate his principal residence outside the Dallas/Fort Worth, Texas metropolitan area;
          * termination of Mr. Landon for cause and it is determined that cause did not exist; or
          * our failure to make certain working capital arrangements available to the Texas division.

     Both agreements contain non-compete provisions over their terms that restrict Mr. Hilton and Mr. Landon from:

          * engaging in the homebuilding business and, with respect to Mr. Landon, the mortgage brokerage or banking business;
          *    recruiting,  hiring or discussing  employment with any person who is, or within the past six months was, a Meritage employee;
          *    soliciting  any  customer or supplier of Meritage for a competing business or otherwise attempting to induce any customer or supplier to discontinue its relationship with us; or
          * except solely as a limited partner with no management or operating responsibilities, engaging in the land banking or lot development business.

     The foregoing provisions shall not restrict:

          *    the ownership of less than 5% of a publicly-traded company; or
          * if the employment of either Mr. Hilton or Mr. Landon is terminated under his respective employment agreement, engaging in the custom homebuilding business, or the production homebuilding business outside a 100 mile radius of any Meritage project or outside Northern California, or engaging in the land banking or lot development business. The non-compete provisions survive the termination of the Hilton agreement unless Mr. Hilton is terminated without cause. The non-compete provisions under the Landon agreement survive termination of that agreement unless Mr. Landon is terminated without cause or resigns for good reason.

     We also have an employment agreement with Larry W. Seay, our chief financial officer, that provides for a term through January 1, 2001. Mr. Seay's agreement is designed to provide for a base salary and an annual bonus based on the achievement of specific performance objectives. Compensation is subject to continuing employment and standard employment policies. During the terms of the agreement, Mr. Seay agrees that he will not:

          * engage in the business of providing any homebuilding products or services where we do or propose to do business;
          * solicit for employment anyone who works for or contracts with Meritage for one year after the last date the employee is with the Company;
          * solicit or take away any of our customers or disclose potential customers to our competitors.

     If Mr. Seay is terminated without cause, he will be entitled to receive:

          *    an amount equal to 50% of his base salary;
          *    50% of his average bonus for the previous three fiscal years; and
          * acceleration of his stock options as if he held them through the end of the following fiscal year.

     If Mr. Seay voluntarily terminates his employment within twelve months following a change of control of the Company due to a demotion in position, he will be entitled to receive:

          *    an amount equal to 100% of his base salary;
          *    100% of his average  bonus for the previous  three fiscal  years;
               and
          *    vesting in full of all his stock options.

                         CHANGE OF CONTROL ARRANGEMENTS

     If Meritage undergoes a change of control that is required to be reported on Form 8-K under securities laws before the third anniversary of the effective date of his stock option agreement, the options granted to Mr. Landon under his stock option agreement will vest in full and be immediately exercisable.

     We also have senior executive severance agreements under which, upon termination of employment within two years of a change of control, certain executive officers, including Messrs. Hilton, Landon, Seay and Morgan, will receive a cash payment equal to one or two times the highest annual compensation paid during the two years prior to termination, and accelerated vesting under our benefit and stock option plans.

                                PERFORMANCE GRAPH

     In connection with the Company's merger with Monterey Homes on December 31, 1996, we terminated our REIT status and entered into the homebuilding business. We have not included a performance graph for 1995 and 1996, as the information for those years is no longer relevant to our business.

     The chart below graphs our performance in the form of cumulative total return to stockholders since we began homebuilding as our primary business. Our total return is compared to that of the Standard and Poor's 500 Composite Stock Index and of a cumulative return on the common stock of seven publicly trade peer issuers, which includes Beazer Homes USA, Inc., Crossman Communities, Inc. Engle Homes, Inc, Hovnanian Enterprises, Inc, MDC Holdings, Inc. NVR, Inc., and Washington Homes, Inc. (the "Peer Group"). The comparison assumes $100 was invested on December 31, 1996 in Meritage common stock and in each of the other indices and assumes reinvestment of dividends.

                                                       AS OF DECEMBER 31,
                                                --------------------------------
                                                1996     1997     1998     1999
                                                -----    -----    -----    -----
Meritage Corporation                             100     167.2    168.1    150.0
S&P 500                                          100     133.6    171.5    207.6
Peer Group                                       100     137.8    186.5    152.5

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Executive officers, directors and "beneficial owners" of more than ten percent of our common stock must file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission under
Section 16(a). Based upon a review of the copies of the forms furnished to us, or written representations that all required forms were filed, management believes all filing requirements were met during 1999.

                     CERTAIN TRANSACTIONS AND RELATIONSHIPS

     Since 1994, we have leased approximately 11,000 square feet of office space in a Scottsdale, Arizona office building from a limited liability company owned by Messrs. Hilton and Cleverly. The five-year lease expires August 30, 2004, and we have an option to expand our space in the building and renew the lease for additional terms at rates that are competitive with those in the market at such time. Rents paid to the limited liability company totaled $238,240 in 1999, $210,816 in 1998 and $192,487 in 1997. Management believes that the lease terms are no less favorable than those that could be negotiated in an arm's length transaction.

     Since 1997, we have leased office space in Plano, Texas from Home Financial Services, a Texas partnership owned by John and Eleanor Landon. The lease expires May 15, 2002. Rents paid to the partnership were $176,773 in 1999, $169,294 in 1998 and $81,588 in 1997. Management believes that the lease terms are no less favorable than those that could be negotiated in an arm's length transaction.

     We paid legal fees to Tiffany & Bosco, P.A. of approximately $ 334,000 in 1999 and $321,000 in 1998. C. Timothy White, one of our directors, is a shareholder of Tiffany and Bosco, P.A.

     In 1999 we purchased 92 lots for development in Arizona from a business controlled by the spouse of one of our directors. The total amount paid for the lots was approximately $3,517,000, a price management believes is no less favorable than we could have negotiated in an arm's length transaction.

     In 1999 Mr. Landon personally purchased 27.25 acres of undeveloped land in Allen, Texas, on our behalf. Mr. Landon sold the land to Meritage later in the year at no gain. Our acquisition price of the property was $994,705.

     In 1999 we entered into a $70 million borrowing agreement with Norwest Bank and California Bank and Trust ("CBT"). This line of credit is due December 31, 2001, has interest payable monthly approximating prime or LIBOR plus 1.75%, and is secured by first deeds of trust on real estate. Mr. Sarver, one of our directors, is the chairman and chief executive officer of CBT. Management believes the terms of the loan to be no less favorable than we could have negotiated in an arms length transaction.

            PROPOSAL TO APPROVE AMENDMENT TO THE MERITAGE CORPORATION
                                STOCK OPTION PLAN
                                (PROPOSAL NO. 2)

     On January 12, 2000, our Board of Directors adopted, subject to shareholder approval, an amendment to the Meritage Corporation 1997 Stock Option Plan that would increase the number of shares of common stock reserved for issuance under the plan from 475,000 shares to 775,000 shares. The amendment would also increase the maximum amount of shares that could be issued to one person from 50,000 to 100,000, and allow the plan to be administered by all non-employee members of the Board of Directors. Certain material features of the plan are discussed below, however, the description is subject to, and qualified by the full text of the plan, attached as Exhibit A, which includes the proposed amendment highlighted in bold. The closing price for our common stock on January 12, 2000, as reported on the New York Stock Exchange, was $10.00 per share. The affirmative vote of a majority of the shares of common stock present at the annual meeting, in person or by proxy, and entitled to vote is required to approve the proposal.

     The Board believes the plan promotes success and enhances our value, as it ties the personal interests of the participants to those of stockholders and provides the participants with an incentive for outstanding performance. The Board of Directors administers the plan, and has the exclusive authority over it, including the power to determine a participant's eligibility, the types of awards to be granted, the timing of the awards and the exercise price of awards. The Board believes that increasing the number of shares reserved for issuance and the maximum number of shares a person may be granted will enhance the plan's success and its impact on our value.

GENERAL - DESCRIPTION OF AVAILABLE AWARDS

     INCENTIVE STOCK OPTIONS. An ISO is a stock option that satisfies the requirements specified in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Under the Code, ISOs may only be granted to employees. In order for an option to qualify as an ISO, the price payable to exercise the option must be equal or greater than the fair market value of the stock at the date of the grant, the option must expire no later than 10 years from the date of the grant, and the stock subject to ISOs that are first exercisable by an employee in any calendar year must not have a value of more than $100,000 as of the grant date. Certain other requirements must also be met. The Board determines the amount of consideration to be paid to us upon exercise of any options. Payment may be made in cash, common stock or other property.

     An optionee is not treated as receiving taxable income upon either the grant or the exercise of an ISO. However, the difference between the exercise price and the fair market value of the stock at the time of exercise is an item of tax preference at the time of exercise in determining liability for the alternative minimum tax, assuming that the common stock is either transferable or is not subject to a substantial risk of forfeiture under Section 83 of the Code. If at the time of exercise, the common stock is both nontransferable and is subject to a substantial risk of forfeiture, the difference between the exercise price and the fair market value of the common stock (determined at the time the stock becomes either transferable or not subject to a substantial risk of forfeiture) will be a tax preference item in the year in which the stock becomes either transferable or not subject to a substantial risk of forfeiture.

     If common stock acquired by the exercise of an ISO is not sold or otherwise disposed of within two years from the date of its grant and is held for at least one year after the date the stock is transferred to the optionee upon exercise, any gain or loss resulting from its disposition is treated as long-term capital gain or loss. If such common stock is disposed of before the expiration of the above-mentioned holding periods, a "disqualifying disposition" occurs. If a disqualifying disposition occurs, the optionee realizes ordinary income in the year of the disposition in an amount equal to the difference between the fair market value of the common stock on the date of exercise and the exercise price, or the selling price of the common stock and the exercise price, whichever is less. The balance of the optionee's gain on a disqualifying disposition, if any, is taxed as a capital gain.

     We are not entitled to any tax deduction as a result of the grant or exercise of an ISO, or on a later disposition of the common stock received, except in the event of a disqualifying disposition. In such case, we are entitled to a deduction equal to the amount of ordinary income realized by the optionee.

     NON-QUALIFIED STOCK OPTIONS. An NQSO is any stock option other than an Incentive Stock Option. These options are referred to as "non-qualified" because they do not meet the requirements of, and are not eligible for, the favorable tax treatment provided by Section 422 of the Code.

     The optionee realizes no taxable income upon the grant of an NQSO, nor are we entitled to a tax deduction by reason of such grant. Upon the exercise of an NQSO, the optionee realizes ordinary income in an amount equal to the excess of the fair market value of the common stock on the exercise date over the exercise price, and we are entitled to a corresponding tax deduction.

     Upon subsequent sale or other disposition of common stock acquired through exercise of an NQSO, the optionee realizes a short-term or long-term capital gain or loss to the extent of any intervening appreciation or depreciation. Such a resale by the optionee has no tax consequence to us.

CHANGE OF CONTROL

     Upon the occurrence of a Corporate Transaction (as defined in the plan), if the surviving corporation or the purchaser does not assume Meritage's obligation under the plan, all outstanding options shall become immediately exercisable in full and each option holder shall be given the opportunity to exercise their options before the consummation of the Corporate Transaction so that the option holder can participate in the Corporate Transaction. The Plan defines a "Corporate Transaction" to include:

     *    a merger  or  consolidation  in which  Meritage  is not the  surviving entity;
     * the sale, transfer or other disposition of all or substantially all of the assets of Meritage in a liquidation or dissolution of the company; or
     * any reverse merger in which Meritage is the surviving entity but in which the beneficial ownership of securities possessing more than 50% of the total combined voting power of Meritage's outstanding securities are transferred to holders different from those who held such securities immediately prior to such merger.

     To the extent that the plan is unaffected and assumed by the successor corporation or its parent company, a Corporate Transaction will have no effect on the outstanding options and the options shall continue in effect according to their terms. Options which continue in effect shall be appropriately adjusted to account for the number and class of securities which would have been issued to the option holder in connection with the consummation of the Corporate Transaction had the option holder exercised the option immediately prior to the Corporate Transaction. Appropriate adjustments also shall be made to the exercise price of such options, provided that the aggregate exercise price shall remain the same.

PLAN BENEFITS

     The following table provides information about the options that were outstanding under the 1997 Plan on March 31, 2000. The options granted have seven or ten-year terms, vest equally over five years beginning on the first anniversary of the date of grant and have exercise prices ranging from $5.62 to $19.06 per share. The options granted to directors have seven of ten-year terms, vest equally over two years beginning on the first anniversary of the date of grant and have exercise prices ranging from $5.62 to $14.25 per share. Grants under the plan are made at the discretion of the Board. Future grants are not yet determinable.

INDIVIDUAL OF GROUP NAME                                        NUMBER OF SHARES
------------------------                                        ----------------
Executive Officers
  Mr. Hilton                                                          30,000
  Mr. Landon                                                          30,000
  Mr. Seay                                                            32,500
  Mr. Morgan                                                          25,000
                                                                     -------
All executive officers (4 persons)                                   117,500

All directors who are not executive officers (5 persons)              40,000

All employees other than executive officers (27 persons)             239,000

SECURITIES ACT REGISTRATION

     We intend to register the additional shares of common stock available for issuance under a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission.

       THE BOARD RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THIS PROPOSAL TO
                AMEND THE MERITAGE CORPORATION STOCK OPTION PLAN.

                             INDEPENDENT ACCOUNTANTS

     The firm of KPMG LLP served as our principal independent public accounting firm and performed the audit of our financial statements for the fiscal year ended December 31, 1999. A representative of KPMG will attend the annual meeting to answer questions and will be given an opportunity to make a statement if he wishes to do so.

                              STOCKHOLDER PROPOSALS

     The Board of Directors will consider nominations from stockholders for the class of directors whose terms expire at the year 2001 Annual Meeting. Nominations must be made in writing to our Corporate Secretary, received at least 90 days prior to the 2001 Annual Meeting, and contain sufficient background information concerning the nominee's qualifications. Our Corporate Secretary must receive any other stockholder proposals for the 2001 Annual Meeting by December 19, 2000 to be considered for inclusion in our 2001 Proxy Statement.

                                  OTHER MATTERS

     The Board of Directors is not aware of any other matters to be presented at the meeting. If any other business should properly come before the meeting, the proxy holders will vote according to their best judgment.

                                        Meritage Corporation


                                        /s/ Larry W. Seay
                                        ----------------------------------------
                                        Larry W. Seay
                                        Chief Financial Officer, Vice
                                        President-Finance, Secretary and
                                        Treasurer

                                        March 31, 2000

                                    EXHIBIT A

                              MERITAGE CORPORATION
                                STOCK OPTION PLAN

1.   ESTABLISHMENT, PURPOSE AND DEFINITIONS.

     a. The Stock Option Plan (the "Option Plan") of Meritage Homes (the "Company") is hereby adopted. The Option Plan shall provide for the issuance of incentive stock options ("ISOs") and nonqualified stock options ("NSOs").

     b. The purpose of this Option Plan is to promote the long-term success of the Company by attracting, motivating and retaining key executives, consultants and directors (the "Participants") through the use of competitive long-term incentives which are tied to stockholder interests by providing incentives to the Participants in the form of stock options which offer rewards for achieving the long-term strategic and financial objectives of the Company.

     c. The Option Plan is intended to provide a means whereby Participants may be given an opportunity to purchase shares of Stock (as defined herein) of the Company pursuant to (i) options which may qualify as ISOs under Section 422 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), or (ii) NSOs which may not so qualify.

     d. The term "Affiliates" as used in this Option Plan means parent or subsidiary corporations, as defined in Section 424(e) and (f) of the Code (but substituting "the Company" for "employer corporation"), including parents or subsidiaries which become such after adoption of the Option Plan.

2.   ADMINISTRATION OF THE PLAN

     a. THE OPTION PLAN SHALL BE ADMINISTERED BY MEMBERS OF THE BOARD OF DIRECTORS OF THE COMPANY (THE "BOARD") QUALIFYING AS "NON-EMPLOYEE DIRECTORS" AS SUCH TERM IS DEFINED IN RULE 16B-3 PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION").

     b. THE COMMITTEE SHALL CONSIST ENTIRELY OF DIRECTORS QUALIFYING AS "NON-EMPLOYEE DIRECTORS" AS SUCH TERM IS DEFINED IN RULE 16B-3 PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION"). MEMBERS OF THE COMMITTEE SHALL SERVE AT THE PLEASURE OF THE BOARD.

     c. The BOARD may from time to time determine which employees of the Company or its Affiliates or other individuals or entities (each an "option holder") shall be granted options under the Option Plan, the terms thereof (including without limitation determining whether the option is an incentive stock option and the times at which the options shall become exercisable), and the number of shares of Stock for which an option or options may be granted.

     d. If rights of the Company to repurchase Stock are imposed, the Board OR THE COMMITTEE may, in its sole discretion, accelerate, in whole or in part, the time for lapsing of any rights of the Company to repurchase shares of such Stock or forfeiture restrictions.

     e. If rights of the Company to repurchase Stock are imposed, the certificates evidencing such shares of Stock awarded hereunder, although issued in the name of the option holder concerned, shall be held by the Company or a third party designated by the BOARD in escrow subject to delivery to the option holder or to the Company at such times and in such amounts as shall be directed by the Board under the terms of this Option Plan. Share certificates representing Stock that is subject to repurchase rights shall have imprinted or typed thereon a legend or legends summarizing or referring to the repurchase rights.

     f. The Board OR THE COMMITTEE shall have the sole authority, in its absolute discretion, to adopt, amend and rescind such rules and regulations, consistent with the provisions of the Option Plan, as, in its opinion, may be advisable in the administration of the Option Plan, to construe and interpret the Option Plan, the rules and regulations, and the instruments evidencing options granted under the Option Plan and to make all other determinations deemed necessary or advisable for the administration of the Option Plan. All decisions, determinations and interpretations of the BOARD shall be binding on all option holders under the Option Plan.

3.   STOCK SUBJECT TO THE PLAN

     a. "Stock" shall mean Common Stock of the Company or such stock as may be changed as contemplated by Section 3(c) below. Stock shall include shares drawn from either the Company's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including without limitation shares repurchased by the Company in the open market. THE MAXIMUM NUMBER OF SHARES OF COMMON STOCK THAT CAN BE ISSUED UNDER THIS OPTION PLAN IS 775,000 SHARES, AND THE MAXIMUM NUMBER OF SHARES OF COMMON STOCK THAT CAN BE ISSUED TO ANY ONE PERSON UNDER THIS OPTION PLAN IS 100,000 SHARES.

     b. Options may be granted under the Option Plan from time to time to eligible persons. Stock options awarded pursuant to the Option Plan which are forfeited, terminated, surrendered or canceled for any reason prior to exercise shall again become available for grants under the Option Plan (including any option canceled in accordance with the cancellation regrant provisions of Section 6(f) herein).

     c. If there shall be any changes in the Stock subject to the Option Plan, including Stock subject to any option granted hereunder, through merger, consolidation, recapitalization, reorganization, reincorporation, stock split, reverse stock split, stock dividend, combination or reclassification of the Company's Stock or other similar events, an appropriate adjustment shall be made by the BOARD in the number of shares of Stock. Consistent with the foregoing, in the event that the outstanding Stock is changed into another class or series of capital stock of the Company, outstanding options to purchase Stock granted under the Option Plan shall become options to purchase such other class or series and the provisions of this Section 3(c) shall apply to such new class or series.

     d. The aggregate number of shares of Stock approved by the Option Plan may not be exceeded without amending the Option Plan and obtaining stockholder approval within twelve months of such amendment.

4.   ELIGIBILITY

     Persons who shall be eligible to receive stock options granted under the Option Plan shall be those individuals and entities as the BOARD in its discretion determines should be awarded such incentives given the best interests of the Company; provided, however, that (i) ISOs may only be granted to employees of the Company and its Affiliates and (ii) any person holding capital stock possessing more than 10% of the total combined voting power of all classes of Stock of the Company or any Affiliate shall not be eligible to receive ISOs unless the exercise price per share of Stock is at least 110% of the fair market value of the Stock on the date the option is granted.

5.   EXERCISE PRICE FOR OPTIONS GRANTED UNDER THE PLAN

     a. All ISOs and the majority of NSOs will have option exercise prices per option share not less than the fair market value of a share of the Stock on the date the option is granted, except that in the case of ISOs granted to any person possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate the price shall be not less than 110% of such fair market value. The price of ISOs or NSOs granted under the Option Plan shall be subject to adjustment to the extent provided in Section 3(c) above.

     b. The fair market value on the date of grant shall be determined based upon the closing price on an exchange on that day or, if the Stock is not listed on an exchange, on the average of the closing bid and asked prices in the Over the Counter Market on that day.

6.   TERMS AND CONDITIONS OF OPTIONS

     a. Each option granted pursuant to the Option Plan shall be evidenced by a written stock option agreement (the "Option Agreement") executed by the Company and the person to whom such option is granted. The Option Agreement shall designate whether the option is an ISO or an NSO.

     b. The term of each ISO and NSO shall be no more than 10 years, except that the term of each ISO issued to any person possessing more than 10% of the voting power of all classes of stock of the Company or any Affiliate shall be no more than 5 years. Subsequently issued options, if Stock becomes available because of further allocations or the lapse of previously outstanding options, will extend for terms determined by the Board or the Committee but in no event shall an ISO be exercised after the expiration of 10 years from the date of its grant.

     c. In the case of ISOs, the aggregate fair market value (determined as of the time such option is granted) of the Stock to which ISOs are exercisable for the first time by such individual during any calendar year (under this Option Plan and any other plans of the Company or its Affiliates if any) shall not exceed the amount specified in Section 422(d) of the Internal Revenue Code, or any successor provision in effect at the time an ISO becomes exercisable.

     d. The Option Agreement may contain such other terms, provisions and conditions regarding vesting, repurchase or other provisions as may be determined by the Committee. To the extent such terms, provisions and conditions are inconsistent with this Option Plan, the specific provisions of the Option Plan shall prevail. If an option, or any part thereof, is intended to qualify as an ISO, the Option Agreement shall contain those terms and conditions, which the Committee determines, are necessary to so qualify under Section 422 of the Internal Revenue Code.

     e. The BOARD shall have full power and authority to extend the period of time for which any option granted under the Option Plan is to remain exercisable following the option holder's cessation of service as an employee, director or consultant, including without limitation cessation as a result of death or disability; provided, however, that in no event shall such option be exercisable after the specified expiration date of the option term.

     f. As a condition to option grants under the Option Plan, the option holder agrees to grant the Company the repurchase rights as the Company may at its option require and as may be set forth in a separate repurchase agreement. Any option granted under the Option Plan may be subject to a vesting schedule as provided in the Option Agreement and, except as provided in this Section 6 herein, only the vested portion of such option may be exercised at any time during the Option Period. All rights to exercise any option shall lapse and be of no further effect whatsoever immediately if the option holder's service as an employee is terminated for "Cause" (as hereinafter defined) or if the option holder voluntarily terminates the option holder's service as an employee. The unvested portion of the option will lapse and be of no further effect immediately upon any termination of employment of the option holder for any reason. In the remaining cases where the option holder's service as an employee is terminated due to death, permanent disability, or is terminated by the Company (or its affiliates) without Cause at any time, unless otherwise provided by the Committee, the vested portion of the option will extend for a period of three (3) months following the termination of employment and shall lapse and be of no further force or effect whatsoever only if it is not exercised before the end of such three
          (3) month period. "Cause" shall be defined in an Employment Agreement between Company and option holder and if none there shall be "Cause" for termination if (i) the option holder is convicted of a felony,
          (ii) the option holder engages in any fraudulent or other dishonest act to the detriment of the Company, (iii) the option holder fails to report for work on a regular basis, except for periods of authorized absence or bona fide illness, (iv) the option holder misappropriates trade secrets, customer lists or other proprietary information belonging to the Company for the option holder's own benefit or for the benefit of a competitor, (v) the option holder engages in any willful misconduct designed to harm the Company or its stockholders, or (vi) the option holder fails to perform properly assigned duties.

     g. No fractional shares of Stock shall be issued under the Option Plan, whether by initial grants or any adjustments to the Option Plan.

7.   USE OF PROCEEDS

     Cash proceeds realized from the sale of Stock under the Option Plan shall constitute general funds of the Company.

8.   AMENDMENT, SUSPENSION OR TERMINATION OF PLAN

     a. The Board may at any time suspend or terminate the Option Plan, and may amend it from time to time in such respects as the Board may deem advisable provided that (i) such amendment, suspension or termination complies with all applicable state and federal requirements and requirements of any stock exchange on which the Stock is then listed, including any applicable requirement that the Option Plan or an amendment to the Option Plan be approved by the stockholders, and (ii) the Board shall not amend the Option Plan to increase the maximum number of shares of Stock subject to ISOs under the Option Plan or to change the description or class of persons eligible to receive ISOs under the Option Plan without the consent of the stockholders of the Company sufficient to approve the Option Plan in the first instance. The Option Plan shall terminate on the earlier of (i) tenth anniversary of the Plan's approval or (ii) the date on which no additional shares of Stock are available for issuance under the Option Plan.

     b.   No  option  may  be  granted   during  any  suspension  or  after  the
          termination of the Option Plan, and no amendment, suspension or termination of the Option Plan shall, without the option holder's consent, alter or impair any rights or obligation under any option granted under the Option Plan.

     c. The BOARD, with the consent of affected option holders, shall have the authority to cancel any or all outstanding options under the Option Plan and grant new options having an exercise price which may be higher or lower than the exercise price of canceled options.

     d. Nothing contained herein shall be construed to permit a termination, modification or amendment adversely affecting the rights of any option holder under an existing option theretofore granted without the consent of the option holder.

9.   ASSIGNABILITY OF OPTIONS AND RIGHTS

     Each ISO and NSO granted pursuant to this Option Plan shall, during the option holder's lifetime, be exercisable only by the option holder, and neither the option nor any right to purchase Stock shall be transferred, assigned or pledged by the option holder, by operation of law or otherwise, other than upon a beneficiary designation executed by the option holder and delivered to the Company or the laws of descent and distribution.

10.  PAYMENT UPON EXERCISE

     Payment of the purchase price upon exercise of any option or right to purchase Stock granted under this Option Plan shall be made by giving the Company written notice of such exercise, specifying the number of such shares of Stock as to which the option is exercised. Such notice shall be accompanied by payment of an amount equal to the Option Price of such shares of Stock. Such payment may be (i) cash, (ii) by check drawn against sufficient funds, (iii) such other consideration as the BOARD, in its sole discretion, determines and is consistent with the Option Plan's purpose and applicable law, or (iv) any combination of the foregoing. Any Stock used to exercise options to purchase Stock (including Stock withheld upon the exercise of an option to pay the purchase price of the shares of Stock as to which the option is exercised) shall be valued in accordance with procedures established by the BOARD. If accepted by the Committee in its discretion, such consideration also may be paid through a broker-dealer sale and remittance procedure pursuant to which the option holder (i) shall provide irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased Stock and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased Stock plus all applicable Federal and State income and employment taxes required to be withheld by the Company in connection with such purchase and (ii) shall provide written directives to the Company to deliver the certificates for the purchased Stock directly to such brokerage firm in order to complete the sale transaction.

11.  WITHHOLDING TAXES

     a. Shares of Stock issued hereunder shall be delivered to an option holder only upon payment by such person to the Company of the amount of any withholding tax required by applicable federal, state, local or foreign law. The Company shall not be required to issue any Stock to an option holder until such obligations are satisfied.

     b. The Board may, under such terms and conditions as it deems appropriate, authorize an option holder to satisfy withholding tax obligations under this Section 11 by surrendering a portion of any Stock previously issued to the option holder or by electing to have the Company withhold shares of Stock from the Stock to be issued to the option holder, in each case having a fair market value equal to the amount of the withholding tax required to be withheld.

12.  RATIFICATION

     This Option Plan and all options issued under this Option Plan shall be void unless this Option Plan is or was approved or ratified by (i) the Board; and (ii) a majority of the votes cast at a stockholder meeting at which a quorum representing at least a majority of the outstanding shares of Stock is (either in person or by proxy) present and voting on the Option Plan within twelve months of the date this Option Plan is adopted by the Board. No ISOs shall be exercisable prior to the date such stockholder approval is obtained.

13.  CORPORATE TRANSACTIONS

     a. For the purpose of this Section 13, a "Corporate Transaction" shall include any of the following stockholder-approved transactions to which the Company is a party:

          (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation;

          (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company in liquidation or dissolution of the Company; or

          (iii) any reverse merger in which the Company is the surviving entity but in which beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to holders different from those who held such securities immediately prior to such merger.

     b. Upon the occurrence of a Corporate Transaction, if the surviving corporation or the purchaser, as the case may be, does not assume the obligations of the Company under the Option Plan, then irrespective of the vesting provisions contained in individual option agreements, all outstanding options shall become immediately exercisable in full and each option holder will be afforded an opportunity to exercise their options prior to the consummation of the merger or sale transaction so that they can participate on a pro rata basis in the transaction based upon the number of shares of Stock purchased by them on exercise of options if they so desire. To the extent that the Option Plan is unaffected and assumed by the successor corporation or its parent company a Corporate Transaction will have no effect on outstanding options and the options shall continue in effect according to their terms.

     c. Each outstanding option under this Option Plan which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued to the option holder in connection with the consummation of such Corporate Transaction had such person exercised the option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price payable for such securities shall remain the same. In addition, the class and number of securities available for issuance under this Option Plan following the consummation of the Corporate Transaction shall be appropriately adjusted.

     d. The grant of options under this Option Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

14.  REGULATORY APPROVALS

     The obligation of the Company with respect to Stock issued under the Plan shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies or stock exchanges as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Stock under the Plan until such time as any legal requirements or regulations have been met relating to the issuance of Stock, to their registration or qualification under the Securities Exchange Act of 1934, if applicable, or any applicable state securities laws, or to their listing on any stock exchange at which time such listing may be applicable.

15.  NO EMPLOYMENT/SERVICE RIGHTS

     Neither the action of the Company in establishing this Option Plan, nor any action taken by the Board or the Committee hereunder, nor any provision of this Option Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Company (or any parent, subsidiary or affiliated corporation) for any period of specific duration, and the Company (or any parent, subsidiary or affiliated corporation retaining the services of such individual) may terminate or change the terms of such individual's employment or service at any time and for any reason, with or without cause.

16.  MISCELLANEOUS PROVISIONS

     a. The provisions of this Option Plan shall be governed by the laws of the State of Arizona, as such laws are applied to contracts entered into and performed in such State, without regard to its rules concerning conflicts of law.

     b. The provisions of this Option Plan shall insure to the benefit of, and be binding upon, the Company and its successors or assigns, whether by Corporate Transaction or otherwise, and the option holders, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.

     c. The option holders shall have no dividend rights, voting rights or any other rights as a stockholder with respect to any options under the Option Plan prior to the issuance of a stock certificate for such Stock.

     d. If there is a conflict between the terms of any employment agreement pursuant to which options under this Plan are to be granted and the provisions of this Plan, the terms of the employment agreement shall prevail.

PROXY                                                                      PROXY

                              MERITAGE CORPORATION

              FOR THE ANNUAL MEETING OF STOCKHOLDERS - MAY 10, 2000

The undersigned hereby appoints John R. Landon and Steven J. Hilton, or either one of them acting in the absence of the other with full powers of substitution, the true and lawful attorneys and proxies for the undersigned and to vote, as designated below, all shares of Common Stock of Meritage Corporation that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held an Wednesday, May 10, 2000, at 9:00 a.m., Central Daylight Time, at the University Club, Dallas, Texas 75240 and at any and all adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, an the matters set forth below.

Unless otherwise marked, this proxy will be voted FOR the election of director nominees and FOR Proposal No. 2.

       YOUR VOTE IS IMPORTANT: PLEASE SIGN AND DATE THE OTHER SIDE OF THIS
         PROXY CARD AND RETURN IT PROMPTLY USING THE ENCLOSED ENVELOPE.

                              FOLD AND DETACH HERE

                                                               Please mark
                                                               your vote as  [X]
                                                               indicated in
                                                               this example
                                         WITHHELD
                                    FOR  FOR ALL                                       FOR  AGAINST  ABSTAIN
1. ELECTION OF CLASS I DIRECTORS:   [ ]    [ ]    2. TO APPROVE AMENDMENT TO COMPANY'S [ ]    [ ]      [ ]
   VOTE FOR nominees listed below                    1997 STOCK OPTION PLAN

   William W. Cleverly                           THIS PROXY,  WHEN PROPERLY  EXECUTED,  WILL BE VOTED AS
   Steven J. Hilton                              YOU SPECIFY ABOVE. IF NO SPECIFIC VOTING DIRECTIONS ARE
   Raymond Oppel                                 GIVEN  YOU,  THIS  PROXY  WILL BE VOTED FOR THE  LISTED
                                                 PROPOSAL AND, BY WITH RESPECT TO SUCH OTHER BUSINESS AS
WITHHELD FOR: (Write that nominees' name         MAY  PROPERLY  COME BEFORE THE MEETING,  IN  ACCORDANCE
in the space provided below)                     WITH THE  DISCRETION  OF THE  APPOINTED  PROXY.  PLEASE
                                                 SIGN, DATE AND RETURN THIS PROXY PROMPTLY.
______________________________________________


Signature _____________________  Signature _____________________  Date _________

Please sign exactly as name(s) appear herein. If acting as an executor, administrator, trustee, custodian, guardian, etc., you should so indicate in signing. If the stockholder is a corporation, please sign the fall corporate name, by a duly authorized officer. If shares are held jointly, each stockholder named should sign.

                              FOLD AND DETACH HERE